UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2019

Cimarex Resolute LLC

(Exact name of Registrant as specified in its charter)

Delaware	001-34464	27-0659371
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

1700 Lincoln Street, Suite 3700, Denver CO		80203
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 295-3995

Resolute Energy Corporation

1700 Lincoln Street, Suite 2800

Denver, CO

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note:

As previously reported, on November 18, 2018, Resolute Energy Corporation, a Delaware corporation (“Resolute”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Cimarex Energy Co., a Delaware corporation (“Cimarex”), CR Sub 1 Inc., a Delaware corporation and a direct wholly owned subsidiary of Cimarex (“Merger Sub 1”), and Cimarex Resolute LLC (f/k/a CR Sub 2 LLC), a Delaware limited liability company and a direct wholly owned subsidiary of Cimarex (“Merger Sub 2”).

On March 1, 2019 (the “Closing Date”), Merger Sub 1 merged with and into Resolute (the “First Merger”), with Resolute continuing as the surviving corporation in the First Merger, and thereafter, Resolute merged with and into Merger Sub 2, with Merger Sub 2 continuing as the surviving company (the “Second Merger” and, together with the First Merger, the “Merger”).

References to “the Surviving Company” in this Current Report on Form 8-K refer to Merger Sub 2 as the surviving company in the Second Merger. The events described in this Current Report on Form 8-K took place in connection with the completion of the Merger.

Item 1.02 Termination of a Material Definitive Agreement

On the Closing Date, Resolute terminated all commitments and repaid all amounts outstanding under the Third Amended and Restated Credit Agreement, dated as of February 17, 2017 (as amended, supplemented or otherwise modified to date), among Resolute, as borrower, certain subsidiaries of Resolute, as guarantors, the lenders party thereto and Bank of Montreal, as administrative agent.

On the Closing Date, Resolute initiated a notice to redeem any and all of its 8.50% Senior Notes Due 2020 (the “2020 Notes”). In connection therewith, on the Closing Date, Cimarex caused to be deposited with Delaware Trust Company, as registrar and paying agent for the 2020 Notes (the “Paying Agent”), funds sufficient to redeem any 2020 Notes remaining outstanding on April 1, 2019 (the “Redemption Date”). The deposit (the “Deposit”) included approximately $621.3 million of outstanding principal at a redemption price of 100.000% of the principal amount of the redeemed 2020 Notes, plus accrued and unpaid interest thereon to, but excluding, the Redemption Date. Upon deposit of the Deposit with the Paying Agent on the Closing Date, the indenture governing the 2020 Notes was fully satisfied and discharged. The 2020 Notes, which bore interest at 8.50% per year, were scheduled to mature on May 1, 2020.

Item 2.01 Completion of Acquisition or Disposition of Assets

Pursuant to the Merger, each share of common stock, par value $0.0001 per share, of Resolute (“Resolute Common Stock”) issued and outstanding immediately prior to the effective time of the First Merger (the “Effective Time”) was converted into the right to receive (in accordance with such holder’s election and subject to proration as described below), one of the following forms of consideration (the “Merger Consideration”): (1) an amount in cash equal to $14.00, without interest, and 0.2366 shares of common stock of Cimarex, par value $0.01 per share (“Cimarex Common Stock”); (2) an amount of cash, without interest, equal to $35.00 (“Cash Election Consideration”); or (3) 0.3943 shares of Cimarex Common Stock.

In addition, (1) each outstanding share of restricted stock granted pursuant to the 2009 Performance Incentive Plan, as amended (the “Resolute Equity Plan”), automatically became fully vested (with any performance-based vesting satisfied at the maximum level) and was converted into Merger Consideration at the holder’s election (less required withholdings), (2) each outstanding outperformance share right granted pursuant to the Resolute Equity Plan (which would, if the relevant performance and other vesting conditions were met, result in the issuance of one share of Resolute Common Stock to the holder of such outperformance share right) became fully vested (with any performance-based vesting satisfied at the maximum level) and was automatically cancelled and converted into the right to receive Merger Consideration at the holder’s election (less required withholdings), (3) each outstanding option to purchase Resolute Common Stock granted pursuant to the Resolute Equity Plan (a “Resolute Option”) became fully vested and was automatically cancelled and converted into the right to receive the Merger Consideration at the holder’s election (less required withholdings) based on the excess of (i) $35.00 minus (ii) the applicable exercise price per share under such Resolute Option, (4) each outstanding stock appreciation right granted pursuant to the Resolute Equity Plan (a “Resolute SAR”) became fully vested and was automatically cancelled and converted into the right to receive an amount in cash equal to the product of (i) the total number of shares of Resolute Common Stock subject to such Resolute SAR immediately prior to the Effective Time multiplied by (ii) the excess of the Cash Election Consideration minus the per share base price of such Resolute SAR, and (5) each outstanding award of restricted cash granted pursuant to the Resolute Equity Plan became fully vested and payable at the time set forth in the Resolute Equity Plan and applicable award agreement.

No fractional shares of Cimarex Common Stock were issued in the Merger, and holders of Resolute Common Stock instead received cash in lieu of fractional shares of Cimarex Common Stock. The Merger Consideration was subject to proration so that the aggregate Merger Consideration paid in respect of all holders of Resolute shares eligible to make an election of the Merger Consideration (including holders of Resolute equity awards whose awards were converted into rights to receive the Merger Consideration) consisted of no more than 60% shares of Cimarex Common Stock and 40% cash, based on the closing sale price for shares of Cimarex Common Stock on November 16, 2018. Following proration, Cimarex issued approximately 5.7 million shares of Cimarex Common Stock and paid approximately $325.6 million in cash to former holders of Resolute Common Stock and Resolute equity awards.

Each share of Resolute 8 1/8% Series B Cumulative Perpetual Convertible Preferred Stock, par value $0.0001 per share, issued and outstanding immediately prior to the Effective Time was exchanged for one share of newly issued Cimarex 8 1/8% Series A Cumulative Perpetual Convertible Preferred Stock, par value $0.01 per share (“Cimarex Preferred Stock”). As a result of the Merger, Cimarex issued 62,500 shares of Cimarex Preferred Stock and reserved for issuance 579,459 shares of Cimarex Common Stock issuable upon conversion of such Cimarex Preferred Stock.

The foregoing description of the Merger Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The issuance of Cimarex Common Stock and Cimarex Preferred Stock, including Cimarex Common Stock issuable upon conversion of 62,500 of Cimarex Preferred Stock, in connection with the Merger was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Cimarex’s registration statement on Form S-4, as amended (File No. 333-228809), which became effective on January 30, 2019.  The proxy statement/prospectus included in the registration statement contains additional information about the Merger.

The information contained in the Introductory Note above is incorporated herein by reference.

Item 2.04 Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

The information set forth in Item 1.02 of this Current Report on Form 8-K is incorporated by reference into this Item 2.04.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On the Closing Date, Resolute notified the New York Stock Exchange (the “NYSE”) that the Merger had been completed and requested that the NYSE (1) suspend trading of the Resolute Common Stock and the Series A Junior Participating Preferred Stock of Resolute, par value $0.0001 per share (the “Series A Preferred Stock”), on the NYSE, (2) withdraw the Resolute Common Stock and Series A Preferred Stock from listing on the NYSE and (3) file with the Securities and Exchange Commission (“SEC”) a notification of removal from listing on Form 25 to delist the Resolute Common Stock and Series A Preferred Stock from the NYSE. Resolute Common Stock and Series A Preferred Stock ceased being traded immediately prior to the opening of the market on Friday, March 1, 2019, and will no longer be listed on the NYSE.

Additionally, Resolute intends to file with the SEC certifications on Form 15 under the Securities Exchange Act of 1934 (the “Exchange Act”) requesting the deregistration of the Resolute Common Stock and Series A Preferred Stock under Section 12(g) of the Exchange Act, and the suspension of Resolute’s reporting obligations under Section 13(a) and Section 15(d) of the Exchange Act with respect to the Resolute Common Stock, Series A Preferred Stock, 2020 Notes and related guarantees and warrants to purchase Resolute Common Stock as promptly as practicable.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03 Material Modification to Rights of Security Holders

The information set forth in Items 1.02, 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01 Changes in Control of Registrant

As a result of the Merger, a change in control of Resolute occurred, and Resolute is now a wholly owned subsidiary of Cimarex.

Effective as of the effective time of the Second Merger, Cimarex became the sole member of the Surviving Company.

The information set forth in Items 2.01, 3.03 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In accordance with the Merger Agreement, as a result of the Merger, the then existing directors of Resolute, Nicholas J. Sutton, Richard F. Betz, James E. Duffy, Tod C. Benton, Joseph Citarrella, Wilkie S. Colyer, Thomas O. Hicks, Jr., Gary L. Hultquist, Janet W. Pasque, Robert J. Raymond and William K. White, resigned from the Board of Directors of Resolute (the “Board”) and any and all committees of the Board on which they served, effective as of the Effective Time. Such resignations were not related to any disagreement with Resolute on any matter relating to Resolute’s operations, policies or practices.

In addition, in connection with the Merger, effective as of the Effective Time, the existing officers of Resolute, Nicholas J. Sutton, Richard F. Betz, Theodore Gazulis, Michael N. Stefanoudakis, Bob D. Brady, Jr., William R. Alleman, James A. Tuell and Douglas K. Dietrich ceased serving in their respective corporate officer capacities with Resolute. Such removals were not related to any disagreement with Resolute on any matter relating to the Resolute’s operations, policies or practices.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

The certificate of formation and amended and restated limited liability company agreement of Merger Sub 2 in effect immediately prior to the effective time of the Second Merger became the certificate of formation and amended and restated limited liability company agreement of the Surviving Company and, as a result, the amended and restated certificate of incorporation and amended and restated bylaws of Resolute are no longer in effect as of such time. Copies of the Surviving Company’s certificate of formation and amended and restated limited liability company agreement are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description of Exhibits
2.1

Agreement and Plan of Merger dated as of November 18, 2018, by and among Cimarex Energy Co., CR Sub 1 Inc., CR Sub 2 LLC and Resolute Energy Corporation (filed as Exhibit 2.1 to Registrant’s Form 8-K (Commission File No. 001-34464) dated November 20, 2018 and incorporated herein by reference).

3.1	Certificate of Formation of the Surviving Company
3.2	Amended and Restated Limited Liability Company Agreement of the Surviving Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 1, 2019	CIMAREX RESOLUTE LLC
(as successor to the merger to Resolute Energy Corporation)

	By:	/s/ Francis B. Barron
	Name:	Francis B. Barron
	Title:	Senior Vice President — General Counsel